SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                              ___________________


       Date of Report (Date of earliest event reported) November 18, 1997

                          BIOCONTROL TECHNOLOGY, INC.
             (Exact name of registrant as specified in its charter)


        Pennsylvania                 0-10822               25-1229323
(State of other jurisdiction (Commission File Number)     (IRS Employer
      of incorporation)                                Identification No.)


              300 Indian Springs Road, Indiana, Pennsylvania 15701 (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code (412) 349-1811



       _________________________________________________________________
                        (Former name or former address,
                         if changes since last report.)


Item 1.	Change in Control of Registrant.
	Not applicable.

Item 2.	Acquisition or Disposition of Assets.
	Not applicable.

Item 3.	Bankruptcy or Receivership.
	Not applicable.

Item 4.	Changes in Registrant's Certifying Accountant
	Not applicable.

Item 5.	Other Events.
	On November 18, 1997, Biocontrol Technology, Inc. (NASDAQ:BICO) announced today that the Company has repurchased $3 million in outstanding debentures.

Item 6.	Resignation of Registrant's Directors.
	Not Applicable

Item 7.	Financial Statement, Pro Forma Financial Information and Exhibits.

	(a) 	Financial Statements and Businesses Acquired - Not Applicable.

	(b)	Pro Forma Financial Information - Not Applicable.

	(c) 	Exhibits-Press Release

                                   SIGNATURES

	Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

		                   BIOCONTROL TECHNOLOGY, INC.


        	                   by /s/ Fred E. Cooper, CEO

DATED: November 18, 1997

BICO
BIOCONTROL TECHNOLOGY, INC
2275 Swallow Hill Road, Building 2500
Pittsburgh, PA  15220
Press Release
Release:  Immediate
For More Information, Call:
Investors 						    Media
Diane McQuaide                                              Susan Taylor
1.412.429.0673  phone                                       1.412.279.9455 phone
1.412.279.9690  fax                                         1.412.279.9447 fax

             BIOCONTROL TECHNOLOGY REDEEMS $3 MILLION IN DEBENTURES

	Pittsburgh, PA - November 18, 1997 - Biocontrol Technology, Inc. (Nasdaq:BICO) announced today that the Company has repurchased $3 million in outstanding debentures. Chief Executive Officer Fred E. Cooper stated, "Because management is convinced of the future success of Biocontrol Technology, Inc. and its subsidiaries, our decision to repurchase the $3 million in debentures was made to protect the Company and its shareholders.
 We feel very strongly that the Company is severely undervalued in light of our future distribution in Manila of the Diasensor 1000 noninvasive glucose sensor and the highly anticipated approval in Europe for the same product as well as our ThermoChem System for HIV/AIDS and cancer treatment." Biocontrol Technology, Inc. (www.bico.com) has its corporate offices in Pittsburgh, PA and is involved in the development and manufacture of biomedical devices and environmental products.

This press release contains statements of a forward looking nature. Shareholders are cautioned that such statements are predictions and that actual events or results may vary slightly.